     As filed with the Securities and Exchange Commission on June 19, 1996

                                           Registration Statement No. 33-
==============================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           _________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                           _________________________

                             Anika Research, Inc.
            (Exact name of Registrant as specified in its charter)

      Massachusetts                                    04-3145961
 (State of incorporation)                (I.R.S. Employer Identification Number)

                            236 West Cummings Park
                          Woburn, Massachusetts 01801
                                (617) 932-6616

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            1993 Stock Option Plan

                           (Full Title of the Plan)
                           _________________________


                              ROBERT S. DUFRESNE
                                   President
                             Anika Research, Inc.
                            236 West Cummings Park
                          Woburn, Massachusetts 01801
                                (617) 932-6616


(Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ____________________________

                                With copies to:

                             H. DAVID HENKEN, ESQ.
                         GOODWIN, PROCTER & HOAR LLP
                                Exchange Place
                       Boston, Massachusetts 02109-2881
                                (617) 570-1000

                         _____________________________

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
Title of Securities to be      Amount to be     Proposed Maximum Offering       Proposed Maximum Aggregate         Amount of
       Registered             Registered (1)         Price Per Share                  Offering Price            Registration Fee
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock                    1,000,000               $5.50 (2)                       $5,500,000                   $1,897
================================================================================================================================
(1)     Plus such additional number of shares as may be required pursuant to the 1993 Stock Option Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2)     This estimate is based on the average of the high and low sales prices of the common stock of Anika Research, Inc., par value $.01 per share, as reported on the Nasdaq Small-Cap Market on June 12, 1996, pursuant to Rule 457(c) and (h) under the Securities Act, solely for purposes of determining the registration fee.
================================================================================================================================

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

        Pursuant to General Instruction E of Form S-8, Anika Research, Inc. (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (No. 33-63882) as previously filed with the Securities and Exchange Commission on June 4, 1993 (the "Original Registration Statement"), except for Items 5 and 6 which are restated below. This Registration Statement is being filed to register an additional 1,000,000 shares of the Registrant's Common Stock subject to issuance under the Registrant's 1993 Stock Option Plan.


Item 5. Interests of Named Experts and Counsel.

        The legality of the Common Stock offered hereby will be passed upon for the Registrant by Goodwin, Procter & Hoar LLP. Richard E. Floor, whose professional corporation is a partner in the firm of Goodwin, Procter & Hoar LLP, beneficially owns shares of the Company's Series A Preferred Stock which are convertible into 25,000 shares of Common Stock.


Item 6. Indemnification of Directors and Officers.

        Article 6A of the Registrant's Articles of Organization, as amended (the "Articles of Organization"), provides that except to the extent that Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

        Article 6B of the Articles of Organization, provides that the Registrant shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or in any capacity with respect to any employee benefit plan of the Registrant (an "Indemnitee") against amounts paid and expenses incurred in connection with an action, suit or proceeding and any appeal therefrom, or settlement thereof, unless the Indemnitee shall be finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Registrant (or participants or beneficiaries of any employee benefit plan of the Registrant). The Registrant shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Registrant.

        Article 6B permits the payment by the Registrant of expenses incurred in defending any action, suit, proceeding or investigation in advance of its final disposition, if the Registrant does not assume the defense of Indemnitee, subject to receipt of an undertaking by the Indemnitee to repay such payment if it is ultimately determined that such Indemnitee is not entitled to indemnification under the Articles of Organization.

        Article 6B further permits that no indemnification or advancement of expenses may be made if such Indemnitee did not act in good faith in the reasonable belief that his action was in the best interest of the Registrant. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Registrant, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may be regular legal counsel to the Registrant), or (d) a court of competent jurisdiction.

        The Registrant has directors and officers liability insurance for the benefit of its directors and officers.


Item 8. Exhibits.

        The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement:

      5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
     23.1 Consent of Goodwin, Procter & Hoar LLP (included in their opinion filed as Exhibit 5.1 hereto).
     23.2   Consent of Accountants.
     24.1 Power of Attorney (included on the signature page of this registration statement).
     99.1   Anika Research, Inc. 1993 Stock Option Plan.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woburn, Massachusetts on the 31 day of May 1996.

                                   Anika Research, Inc.


                                   By:  /s/ Robert S. DuFresne
                                        ---------------------------------------
                                        Robert S. DuFresne, President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Anika Research, Inc. hereby severally constitute Robert S. DuFresne and Sean F. Moran, and each of them individually, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and conforming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       SIGNATURE                                 CAPACITY                           DATE
- ------------------------       --------------------------------------------     ------------


/s/ David A. Swann             Chairman of the Board of Directors               May 31, 1996
- -------------------------
David A. Swann

/s/ Joseph L. Bower            Director                                         May 28, 1996
- -------------------------
Joseph L. Bower

/s/ Eugene A. Davidson         Director                                         May 31, 1996
- -------------------------
Eugene A. Davidson

/s/ Jonathan D. Donaldson      Director                                         May 23, 1996
- -------------------------
Jonathan D. Donaldson

/s/ Samuel McKay               Director                                         May 24, 1996
- -------------------------
Samuel McKay

/s/ Harvey Sadow               Director                                         May 31, 1996
- -------------------------
Harvey Sadow

/s/ Steven E. Wheeler          Director                                         May 31, 1996
- -------------------------
Steven E. Wheeler

/s/ Robert S. DuFresne         President (Principal Executive Officer)          May 31, 1996
- -------------------------
Robert S. DuFresne

/s/ Sean F. Moran              Vice President of Finance and Treasurer          May 31, 1996
- -------------------------      (Principal Financial and Accounting Officer)
Sean F. Moran

                                 EXHIBIT INDEX


Exhibit No.                       Description                                                                           Page
- -----------                       -----------                                                                           ----
    5.1         Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.            4
   23.1         Consent of Goodwin, Procter & Hoar LLP (included in their opinion filed as Exhibit 5.1 hereto).          4
   23.2         Consent of Accountants.                                                                                  5
   24.1         Power of Attorney (included on the signature page of this registration statement).                       2
   99.1         Anika Research, Inc. 1993 Stock Option Plan.                                                             6

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